EXECUTIVE CONSULTANT AMENDMENT AGREEMENT

This Executive Consultant Amendment Agreement (the "Agreement") dated for reference the 29th day of August, 2003 (the "Effective Date"), between WORLDBID CORPORATION, a Nevada corporation, (the "Company") and HOWARD THOMSON (the "Consultant").

WHEREAS:

A.     The Company and the Consultant entered into an executive consultant agreement dated September 1, 2001, as amended on November 1, 2002 (the "Executive Consultant Agreement") whereby the Consultant has agreed to act as treasurer and chief financial officer of the Company and to provide consultant services to the Company for a consultant fee of $3,000 US per month.

B.     The Company and the Consultant have agreed to extend the term of the Agreement April 30, 2005.

THIS AGREEMENT WITNESSES THAT:

1.	DEFINITIONS

1.1     Capitalized terms used in this Agreement shall have the same meaning as specified in the Executive

Consultant Agreement unless the context clearly indicates the contrary.

2.	AMENDMENT

2.1 The term of this Agreement is hereby extended to April 30, 2005.

3.	MISCELLANEOUS

3.1 The Executive Consultant Agreement shall continue in full force and effect without amendment, other than expressly amended by this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

WORLDBID CORPORATION
by its authorized signatory:

/s/ Logan B. Anderson
Signature of Authorized Signatory

Logan B. Anderson
Name of Authorized Signatory

President and CEO
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY HOWARD THOMSON in the presence of:

Jane Thomson
Signature of Witness

4734 S. Golf Course Dr.	/s/ Howard Thomson
Blaine, WA USA
Address of Witness	HOWARD THOMSON